CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the use of our report, and to all references to our firm, included in or made a part of this Form N1-A registration statement of the T.O. Richardson Sector Rotation Fund.


                                                     ARTHUR ANDERSEN LLP





Milwaukee, Wisconsin,
December 21, 1998.







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